Exhibit 3.7

CERTIFICATE OF INCORPORATION

OF

PARFUMS SCHIAPARELLI, INC.

Pursuant to Article II of the Stock Corporation Law.

*  *  *  *  *  *  *  *  *

We, the undersigned, for the purpose of forming a corporation pursuant to Article II of the Stock Corporation Law of the State of New York, certify:

FIRST: The name of the proposed corporation is:

PARFUMS SCHIAPARELLI, INC.

SECOND: The purposes and powers of this corporation are to be as follows:

(A) To manufacture, or otherwise produce, import, export, purchase, sell exchange and otherwise deal in all kinds and types of perfumeries, essential oils, toilet waters, lotions, soaps, lipsticks, cosmetics, toilet and face creams, lip and face rouges, grease paints, lip salves, hair dyes and shampoos, face and toilet powders, nail polishes, cuticle removers, oils and creams, bath salts, toilet supplies, toilet and beauty accessories of all kinds; to employ suitable means and methods for advertising and marketing its products.

(B) To conduct the business of manicuring and to buy and sell, import and export all articles, tools, appliances, chemicals, compounds and preparations used in manicuring.

(C) To manufacture or otherwise produce, import, export, purchase, sell, exchange or otherwise deal in wigs, switches, toupees and other things made of human hair; to conduct a hair dressing parlor or parlors for women and to wash and otherwise treat the hair and scalp.

(D) To manufacture or otherwise produce, import, export, purchase, sell, exchange or otherwise deal in novelties of all kinds, accessories for women’s wearing apparel, cigarette cases, lighters, pocketbooks and accessories contained therein or attached thereto and all other things and articles that may come within the general classification of novelties.

(E) To acquire the good will, rights, property, trademarks and assets of every kind and of any person, firm, association or corporation, either wholly or partly and pay for the same in cash, stocks, bonds, debentures, or other securities of this corporation, engaging in a similar line of business.

(F) To acquire, to hold, to use, to sell to assign, to lease, to mortgage and otherwise to dispose of letters patent of the United States or of any other country, patents, patent rights, copyrights, licenses and privileges, inventions, improvements and processes, trademarks and trade names or pending applications therefor, relating to or useful in connection with any business of the corporation or of any other company or association in which the corporation may have an interest directly or indirectly as a stockholder or otherwise.

(G) To buy, exchange, sell and lease lands and buildings and other structures on lands leased or purchased, to execute deeds, leases, notes, mortgages or contracts in connection with the purchase, sale or holding of real estate or any interest therein, or personal property bought, sold, leased or exchanged, in carrying on said business of the said corporation.

(H) To purchase, acquire, hold and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign and issue in exchange therefor its stock, bonds or other obligations; to possess and exercise in respect thereof, all the rights, while the owner of any such stock, also the powers and privileges, of individual owners or holders thereof, and to exercise any and all voting power therein.

(I) Generally to carry on and undertake any other lawful business of the same general nature, which may from time to time seem to the directors of the corporation capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to render valuable or enhance the value of the corporation’s properties, privileges and rights.

(J) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, and to do any other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business, provided that the same be not inconsistent with the law under which this corporation is organized.

The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the enumeration of the specific powers herein shall not be held to limit or restrict in any manner the general powers of this corporation as conferred by the aforementioned Act; and the corporation shall possess such incidental powers as are reasonably necessary or convenient for the accomplishment of any of the objects or powers hereinbefore enumerated, either alone or in association with other corporations, associations, firms or individuals, to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.

The objects and powers specified in each of the clauses or paragraphs herein shall in no wise be deemed limited by reference or inference from the terms of any other clause or paragraph herein; but they shall be regarded as independent objects, purposes and powers.

THIRD: The amount: of capital stock of the corporation shall be One Hundred Thousand ($100,000.) Dollars; to consist of Ten Thousand (10,000) shares of the par value of Ten ($10.) Dollars each; the said shares of stock to be of one class, without distinction and designated as common stock.

FOURTH: The principal office of the Corporation is to be located in the City, County and State of New York.

FIFTH: The duration of the Corporation shall be perpetual.

SIXTH: The number of Directors of the Corporation shall be not less than three (3) nor more than six (6), and said Directors need not be stockholders.

SEVENTH: At all elections of Directors of this Corporation, each shareholder thereof shall be entitled to as many votes as shall equal the number of his shares of stock, multiplied by the number of Directors to be elected, and he may cast all of such votes for a single Director or may distribute them among the number to be voted for, or any two or more of them as he may see fit.

EIGHTH: Except as to a special election as provided for in the General Corporation Law, twenty-five (25%) per centum of the shares of this Corporation, issued, outstanding and entitled to vote for election of Directors, shall constitute a quorum.

NINTH: Any Director of this Corporation may be removed at any annual or special meeting of the stockholders, with or without cause, by the same vote as that required to elect a Director, provided, however, that such proposed action is stated in the Notice of Meeting.

TENTH: No contract or transaction of this Corporation with any person or persons, firm or corporation, shall affected or invalidated by the fact that any Director or Directors of this Corporation is a party, or are parties, to or interested in such contract, act or transaction, or in any way connected with such person or persons, firm or corporation, and each and every person who may become a Director of this Corporation is hereby relieved from any liability that may otherwise exist from contracting with any person or persons, firm or corporation for the benefit of himself or of any firm, corporation or association in which he may be in any wise interested. No Director of this Corporation shall, as such Director, be disqualified from voting in respect of any contract, act or transaction in which he is so interested as aforesaid, nor by reason of his connection with any such person or persons, firm or corporation.

ELEVENTH: The names and post-office addresses of the Directors, until the first annual meeting of the stockholders, are as follows

Names	Post Office Addresses
HENRY E. ALEXANDER	826 West End Ave., Manhattan, New York, N. Y.

JULIA WEISBERG	2646 Morris Ave., Bronx, New York, N. Y.

JOSEPH L. ABRAHAM	176 West 87th St., Manhattan, New York, N. Y.

TWELFTH: The names and post office addresses of each subscriber of this Certificate and a statement of the number of shares of stock which he agrees to take are as follows:

Name	Post Office Address	No. of Shares
HENRY E. ALEXANDER	825 West End Avenue, Manhattan, New York, N.Y.	1

JULIA WEISBERG	2645 Morris Ave., Bronx, New York, N. Y.	1

JOSEPH L. ABRAHAM	176 West 87th St., Manhattan, New York, N.Y.	1

THIRTEENTH: All of the subscribers of this Certificate are of full age; at least two-thirds of them are citizens of the United States, and at least one of them is a resident of the State of New York; and that at least one of the persons named as a director is a citizen of the United States and a resident of the State of New York.

FOURTEENTH: The Secretary of State of New York is hereby designated as the said corporation’s agent upon whom process in any action or proceeding against it may be served within the State of New York.

FIFTEENTH: That the address to which the Secretary of State shall mail a copy of any process against the Corporation, which may be served upon him pursuant to law is No. 610 Fifth Avenue, Borough of Manhattan, New York, N.Y.

IN WITNESS WHEREOF, we have made and subscribed this Certificate this 30th day of March, 1937.

/s/ Henry E. Alexander

/s/ Julia Weisberg

/s/ Joseph L. Abraham

STATE OF NEW YORK	)
) SS.
COUNTY OF NEW YORK	)

On this 30th day of March, 1937, before me came personally HENRY E. ALEXANDER, JULIA WEISBERG and JOSEPH L. ABRAHAM, to me known and known to me to be the individuals described in and who executed the foregoing Certificate of Incorporation and they thereupon severally duly acknowledged to me that they executed the same.

/s/ Morris H. Bloomberg
Notary Public

CERTIFICATE OF CHANGE

OF

PARFUMS SCHIAPARELLI, INC.

Under Section 805A of the Business Corporation Law

Pursuant to the provisions of Section 805A of the Business Corporation Law, the undersigned hereby certify:

FIRST: That the name of the corporation is PARFUMS SCHIAPARELLI, INC.

SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 1st day of April, 1937

THIRD: That the changes to the Certificate of Incorporation effected by this Certificate are as follows:

(A) To change the location of its office in the State to the Town of Babylon, in the County of Suffolk.

(B) To change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him, so that such address shall hereafter be Zimet, Haines, Moss & Goodkind, One New York Plaza, New York, New York 10004.

(C) To designate as the registered agent of the corporation Dan K. Wassong, President, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York.

FOURTH: That the changes of the Certificate of Incorporation were authorized by the vote of a majority of directors present at a meeting of the Board at which a quorum was present.

IN WITNESS WHEREOF, this Certificate has been signed this 4th day of October, 1972.

/s/ Dan K. Wassong
Dan K. Wassong, President

/s/ Jack Lench
Jack Lench, Secretary

STATE OF NEW YORK	)
) SS.
COUNTY OF SUFFOLK	)

DAN K. WASSONG, being duly sworn, deposes and says that he is President of Parfums Schiaparelli, Inc., the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.

/s/ Dan K. Wassong
Dan K. Wassong

Sworn to before me this
4th day October, 1972

/s/ Elio Carlino

2

CERTIFICATE OF CHANGE

OF

PARFUMS SCHIAPARELLI, INC.

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is PARFUMS SCHIAPARELLI, INC.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on April 1, 1937.

THIRD: The certificate of incorporation of the corporation is hereby changed, pursuant to the authorization of the Board of Directors of the corporation, so as to change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him and to change the designation of registered agent. To accomplish said changes:

(A) The following statement of said post office address to which the Secretary of State shall mail a copy of process is substituted:

“The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Corporation Service Company, 80 State Street, Albany, New York 12207-2543.”

(B) The following statement of designation of registered agent is substituted:

“The name and the address of the registered agent of the corporation are Corporation Service Company, 80 State Street, Albany, New York 12207-2543. Said registered agent is to be the agent upon which process against the corporation may be served.”

Signed on July 6, 2000

/s/ Gene L. Wexler
Name:	Gene L. Wexler
Title:	Vice President and General Counsel